                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Keystone International Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

                        [KEYSTONE INTERNATIONAL, INC. LETTERHEAD]


August 11, 1997


                               IMPORTANT REMINDER
                               ------------------


Dear Shareholder:

        Important proxy materials relating to the special meeting of shareholders of Keystone International, Inc. ("Keystone") to be held on Thursday, August 28, 1997 at 3:00 p.m., Central time, at the Texas Commerce Tower, 600 Travis, 25th Floor Conference Room, Houston, Texas (the "Special Meeting") were mailed to you on or about July 30, 1997.

        According to our records, your proxy card has not yet been received. Regardless of the number of shares you own, it is important that your shares are represented at the Special Meeting. For the reasons set forth in the Proxy Statement/Prospectus dated July 29, 1997, the Board of Directors recommends that you vote FOR the proposal to approve the Merger and the Merger Agreement. If you recently returned your proxy, please disregard this reminder notice.

        At the Special Meeting, Keystone's shareholders will vote on a proposal to approve the merger (the "Merger") of Keystone and T8 Acquisition Corp. ("Merger Sub"), which is the wholly-owned subsidiary of Tyco International, Ltd., a Bermuda corporation ("Tyco"), and to approve the Agreement and Plan of Merger dated May 20, 1997 (the "Merger Agreement") by and among Keystone, Tyco International Ltd., a Massachusetts corporation now named Tyco International
(US) Inc. ("Old Tyco"), and Merger Sub, successor by assignment to T6 Acquisition Corp., a subsidiary of Old Tyco. If the Merger Agreement is approved and the Merger becomes effective, Keystone will become a wholly-owned subsidiary of Tyco, and Keystone common stock will be converted into shares of Tyco common stock as determined in accordance with an exchange ratio described in the materials previously provided to you (the "Exchange Ratio").

        Keystone's Board of Directors has carefully considered the Merger and the Merger Agreement and believes it is fair and in the best interest of Keystone and its shareholders. Approval of the Merger and the Merger Agreement requires the affirmative vote of holders of two-thirds of all outstanding shares of Keystone common stock. A failure to vote, either by not returning the proxy card or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger and the Merger Agreement.

        If you have any questions about voting your shares, please do not hesitate to call our proxy solicitor, Corporate Investor Communications, Inc. at (800) 541-0287. For updated information regarding the average daily trading price of Tyco common stock and the Exchange Ratio, please call (800) 631-0984. We appreciate your prompt attention to this important matter.

                                                Very truly yours,



                                                /s/ DONNA D. MOORE
                                                -------------------------
                                                Donna D. Moore, Secretary